EXHIBIT 99

FirstEnergy Corp.                              For Release:  December 23, 2003
76 South Main Street
Akron, OH  44308
www.firstenergycorp.com

News Media Contact:                            Investor Contact:
Kristen Baird                                  Kurt Turosky
(330) 761-4261                                 (330) 384-5500

         FIRSTENERGY ISSUES STATEMENT ON STANDARD & POORS RATING ACTION;
                ANNOUNCES WEBCAST OF TELECONFERNCE WITH ANALYSTS

         FirstEnergy Corp. (NYSE:FE) today issued the following statement regarding Standard & Poor's decision to reduce FirstEnergy's credit rating:

         "We are disappointed with Standard & Poor's rating action today and respectfully disagree with their conclusion. While we have faced a number of operational challenges this past year, we have made steady progress toward enhancing our financial strength and flexibility, and improving our overall credit profile.

         We will reduce outstanding debt and preferred stock this year by approximately $1.7 billion. Our cash generation remains among the strongest in the industry, estimated on a non-GAAP basis(*) at $720 million for 2003 and more than $1 billion in 2004; and our liquidity position remains favorable.

         Our recently completed common equity offering generated $935 million in net proceeds, which was used to reduce outstanding debt, and the recent renewal of our $1 billion short-term credit facility was strongly supported by our banking group.

         A portion of the company's $1.2 billion in undrawn credit capacity will be used to meet up to $470 million in cash and collateral calls that could be triggered by Standard & Poor's action. Our overall credit profile was meaningfully improved during 2003 and we expect continued substantial progress in 2004 through the use of our free cash to continue to reduce debt outstanding and improve our credit profile. The company is maintaining the earnings guidance for 2004 announced at the December 3 analyst meeting of $2.70 to $2.85 per share on a GAAP basis."


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         Members of FirstEnergy's senior management team will address the rating change as well as other company developments in a teleconference with analysts today, Tuesday, December 23, 2003, at 11 a.m., Eastern Time. Investors, customers and other interested parties are invited to listen to a live Internet Webcast of the teleconference by accessing the company's Investor Information Web site, www.firstenergycorp.com/ir, clicking on the Webcast icon and selecting Analyst Teleconference. The teleconference will be archived on the Web site. This Webcast requires RealPlayer 8 and at least a 14.4 kbps connection to the
Internet.    RealPlayer   8   basic   software   is   downloadable   free   from
www.real.com/products/player/index.html,   or  it   can   be   downloaded   from
FirstEnergy's Internet site.

                               FirstEnergy Corp.
                               ----------------
    Reconciliation of 2003 Estimated Cash Flows from Operations (GAAP basis)
    ------------------------------------------------------------------------
                    to Free Cash Generation (non-GAAP basis)
                    ---------------------------------------

($ in millions)                                                   2003 Estimate
-------------------------------------------------------------------------------

Cash flows from operations (GAAP basis)...........................   $1,924
 Less:
        Capital expenditures......................................     (764)
        Nuclear fuel fabrication..................................      (82)
        Common stock dividends....................................     (454)
Add:
        Cash from divestitures of non-core assets.................       96
                                                                         --

Free cash generation (non-GAAP basis).............................     $720
                                                                       ----

           Reconciliation of 2004 Estimated Cash Flows from Operations
           -----------------------------------------------------------
              (GAAP basis) to Free Cash Generation (non-GAAP basis)
              ----------------------------------------------------

($ in millions)                                                   2004 Estimate
-------------------------------------------------------------------------------

Cash flows from operations (GAAP basis)...........................   $2,296
Less:
        Capital expenditures......................................     (720)
        Nuclear fuel fabrication..................................      (85)
        Common stock dividends....................................     (492)
Add:
        Cash from divestitures of non-core assets.................       50
                                                                         --

Free cash generation   (non-GAAP basis)...........................   $1,049
                                                                     ------

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         FirstEnergy  Corp.  is a  registered  public  utility  holding  company headquartered in Akron, Ohio. FirstEnergy subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity; exploration and production of oil and natural gas; transmission and marketing of natural gas; energy management and other energy- related services.

(*) This news release contains the non-GAAP financial measures "free cash generation." Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States. Management believes that investors would find this non-GAAP measure useful because it shows the amount of free cash expected to be available to the company.

Forward-Looking Statement: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "expect," "believe," "estimate," and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and the outcome of governmental investigations, availability and cost of capital, inability of the Davis-Besse Nuclear Power Station to restart (including because of any inability to obtain a favorable final determination from the Nuclear Regulatory Commission), inability to accomplish or realize anticipated benefits of strategic goals, the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage, a denial of or material change to the Company's Application related to its Rate Stabilization Plan, and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, including its annual report on Form 10-K (as amended) for the year ended December 31, 2002, its Form 10-Q for the quarter ended September 30, 2003 and under "Risk Factors" in the Prospectus Supplement dated September 12, 2003 to the Prospectus dated August 29, 2003 (which was part of the Registration Statement-SEC File No. 333-103865) and other similar factors. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.

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